News Release for immediate release

     Company Contact: Marc Sperberg Investor Relations (702) 791-2910



     Medical Device Alliance Inc. and LySonix Incorporated Announce Termination of License Agreement by Misonix, Inc.

     LAS VEGAS, NV. - January 12, 1999 - Medical Device Alliance Inc. (the "Company"), announced today that last evening the license agreement with Misonix, Inc. (Nasdaq: MSON) for the Misonix ultrasonic soft tissue aspirator had been terminated by Misonix, Inc. The parties involved had been unable to complete the necessary documentation prior to the end of the cure period under a notice of default.

     Medical Device Alliance Inc. and the Company's wholly-owned subsidiary, LySonix Incorporated, are continuing to negotiate the terms of a new license agreement for the Misonix ultrasonic soft tissue aspirator. However, there can be no assurances that the parties will reach an agreement on the terms of a new license agreement.

     Medical Device Alliance Inc., based in Las Vegas, Nevada, develops, manufactures and/or markets medical devices for the specialty markets of plastic and reconstructive surgery and spinal/orthopedic surgery.